Exhibit 5.1

[Ober|Kaler Letterhead]

January 29, 2013

Carroll Bancorp, Inc.

1321 Liberty Road

Sykesville, Maryland 21784

Re: Carroll Bancorp, Inc. 2011 Stock Option Plan and Carroll Bancorp, Inc. 2011 Recognition and Retention Plan and Trust Agreement - Registration Statement on Form S-8 for 46,728 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Carroll Bancorp, Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, (the “Act”) on Form S-8 (the “Registration Statement”) of 46,728 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value (the “Common Stock”), which includes 35,945 Shares issuable under the Carroll Bancorp, Inc. 2011 Stock Option Plan (the “Stock Option Plan) and 10,783 Shares issuable under the Carroll Bancorp, Inc. 2011 Recognition and Retention Plan and Trust Agreement (the “Retention Plan” and, together with the Stock Option Plan, the “Plans”). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Company’s Articles of Amendment and Restatement of the Articles of Incorporation (the “Charter”) and the Company’s Bylaws (the “Bylaws”), the Plans, the proceedings of the Board of Directors of the Company relating to the adoption of the Plans and issuance of the Shares (the “Resolutions”), a short-form good standing certificate for the Company issued as of a recent date by the Maryland State Department of Assessments and Taxation, a Certificate of the Company executed by its President and Chief Executive Officer dated January 29, 2013 (the “Certificate”), and such other statutes, certificates, instruments and documents relating to the Company and maters of law as we have deemed necessary to the issuance of this opinion.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, that the persons identified as officers are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons, the authenticity of all documents submitted to us

Carroll Bancorp, Inc.

January 29, 2013

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as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the accuracy and completeness of all public records reviewed by us and that the Charter, Bylaws and Resolutions will not have been amended or rescinded prior to the time that the Shares are issued and will be in full force and effect at all times at which any Shares are offered and sold by the Company, . As to any facts material to this opinion which we did not independently establish or verify, we have relied solely on the Certificate, which we assume to be true, complete and accurate in all respects.

We have also assumed that (1) the Registration Statement and any amendment thereto will have become effective and will remain effective at the time of the issuance of the Shares thereunder, (2) at the time of the issuance of the Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such shares are issued, and (3) the Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Shares are issued.

In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualifications and limitations as follows:

(a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the Sate of Maryland. To the extent that any documents referred to herein are governed by the laws of the jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

(b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(c) Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

(d) We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of shares of Common Stock authorized by the Charter at the time of their issuance.

(e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Carroll Bancorp, Inc.

January 29, 2013

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Based on the foregoing assumptions, qualifications and limitations, having regard for such legal considerations as we deem relevant, it is our opinion that the Shares reserved for issuance under the Plans, upon the issuance and delivery of the Shares in the manner and for the consideration described in the Plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

OBER, KALER GRIMES & SHRIVER, A PROFESSIONAL CORPORATION

By:	/s/ Frank C. Bonaventure
Frank C. Bonaventure, Shareholder